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

PROSPECTUS SUPPLEMENT                                            FILE NO. 333-59997
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1769


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $233,000,000                ORIGINAL ISSUE DATE:         September 23, 1998


CUSIP NUMBER:           59018S Q56                  STATED MATURITY DATE:        September 23, 1999


INTEREST CALCULATION:                               DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                      /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                      / / 30/360
(FIXED INTEREST RATE):                              / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                           / / COMMERCIAL PAPER RATE
/ / CMT RATE                                        / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                      / / CD RATE
/x/ FEDERAL FUNDS RATE                              / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                  LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                   LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                       MINIMUM INTEREST RATE:       Not Applicable


SPREAD:                 0.150%                      MAXIMUM INTEREST RATE:       Not Applicable


INITIAL INTEREST RATE:  To Be Determined            SPREAD MULTIPLIER:           Not Applicable


INTEREST RESET DATES:   Daily commencing September 23, 1998 through maturity date, subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly on the 23rd of Dec., March, June and Maturity
                        subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  September 18, 1998


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